Exhibit 99.1

TRxADE HEALTH, Inc. Issues Correction to Press Release Announcing its Anticipated Combination with Superlatus, Inc. (Correction Notice)

NEW YORK, June 23, 2023 – TRxADE HEALTH, Inc. (NASDAQ:MEDS) (“TRxADE”), a pharmaceutical exchange platform, today announced a correction to its press release issued on Friday, June 23, 2023, 8:05 U.S. Eastern Time, entitled “Superlatus, Inc. to Combine with TRxADE HEALTH, Inc., to Create a Global Food Consolidation Platform” (the “Prior Press Release”).

On June 22, 2023, Superlatus, Inc. (“Superlatus”) signed a binding letter of intent (the “LOI”) to be acquired by TRxADE (the “Merger”). The number of shares that Superlatus will receive upon the closing of the Merger was miscalculated due to an error in the valuation of TRxADE. TRxADE and Superlatus have subsequently amended the LOI to reflect the correct number of shares, and TRxADE is issuing this correction notice to correct the error in the Prior Press Release.

The corrected statement is as follows:

Upon closing of the Merger, shareholders of Superlatus will receive 3,839,176 shares of MEDS, valued at $58.61 per share, and comprised of (i) common shares in an amount representing 19.99% of the total issued and outstanding stock of MEDS after Closing, and (ii) the remainder in shares of a new class of MEDS non-voting preferred stock, in each case multiplied by such shareholder’s pro rata percentage ownership.

About Superlatus, Inc.

Superlatus is a diversified food technology company with distribution capabilities. We scale food innovation and transformational change to our food systems to optimize food security and population health via innovative CPG products, agritech, foodtech, plant-based proteins and alt-proteins. We provide industry-leading processing and forming technologies that create high nutrition, high taste, and textured foods. Our management team consists of world-class food executives with an unparalleled understanding of technology and taste. For more information on Superlatus, please visit Superlatus’ website at https://www.superlatusfoods.com.

About TRxADE HEALTH, INC.

TRxADE HEALTH (NASDAQ: MEDS) is a health services IT company focused on digitalizing the retail pharmacy experience by optimizing drug procurement, the prescription journey and patient engagement in the U.S. The Company operates the TRxADE drug procurement marketplace serving approximately 14,500+ members nationwide, fostering price transparency and under the Bonum Health brand, offering patient centric telehealth services. For more information on TRxADE HEALTH, please visit the Company’s IR website at investors.trxadegroup.com.

Forward-Looking Statements

This press release contains certain statements that may be deemed to be “forward-looking statements” within the federal securities laws, including the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Statements that are not historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to future events or our future performance or future financial condition. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about our company, our industry, our beliefs and our assumptions. Such forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” or the negative of these terms or other similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are subject to a number of risks and uncertainties (some of which are beyond our control) that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward-looking statements. These risks include risks relating to agreements with third parties; our ability to raise funding in the future, as needed, and the terms of such funding, including potential dilution caused thereby; our ability to continue as a going concern; security interests under certain of our credit arrangements; our ability to maintain the listing of our common stock on the Nasdaq Capital Market; claims relating to alleged violations of intellectual property rights of others; risks that one or more conditions to closing of the Merger may not be satisfied within the expected timeframe or at all or that the closing of the proposed Merger will not occur; the outcome of any current legal proceedings or future legal proceedings that may be instituted against the parties or others, including proceedings related to the Merger documents; the occurrence of any event, change or other circumstance or condition that could give rise to the termination or abandonment of the Merger; unanticipated difficulties or expenditures relating to the proposed Merger; potential difficulties in employee retention as a result of the announcement and pendency of the proposed Merger; whether the combined business of TRxADE and Superlatus will be successful; and those risks detailed in TRxADE’s most recent Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. The TRxADE undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as otherwise provided by law.

Investor Contact:

Skyline Corporate Communications Group, LLC
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